UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 27, 2006

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IGI, INC.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-08568	01-0355758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

105 Lincoln Avenue Buena, New Jersey 08310
(Address of Principal Executive Offices) (Zip Code)

(856) 697-1441
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

      On December 6, 2006, the Registrant entered into a $1,000,000 line of credit agreement ("Credit Agreement") with Pharmachem Laboratories, Inc. Money borrowed under said agreement may be repaid and repeatedly reborrowed. Loans under the Credit Agreement bear interest at prime plus 1.5% and are secured by assets of the Registrant (other than real property). All accrued and unpaid interest is payable monthly in arrears on the first of each month. The Registrant is already a party to a loan with Pharmachem Laboratories, Inc., pursuant to which it borrowed $100,000 at an interest rate of 10%, secured by a second lien on real property of the Registrant. Under the Credit Agreement the existing $100,000 loan plus accrued interest will be repaid by an automatic drawdown on the line of credit. As a result of the foregoing and the $200,000 advance extended to the Registrant on November 27, 2006, as described in Item 2.03, which is incorporated herein by reference, in excess of $300,000 are currently outstanding under the Credit Agreement. All loans under the Credit Agreement are due and payable on December 5, 2007.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement

      On November 27, 2006 the Registrant received a loan of $200,000 from Pharmachem Laboratories, Inc. The terms of the loan were finalized on December 6, 2006 and are set forth in Item 1.01, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

(a)(1) Resignation of Director

      On November 30, 2006 Rajiv Mathur, resigned as a member of the Board of Directors of the Registrant. Mr. Mathur was a member of the Organization and Compensation Committee, the Audit Committee and the Nominating Committee of the Registrant. The Registrant believes Mr. Mathur resigned because he disagreed with financing alternatives that the Registrant was exploring. A copy of Mr. Mathur's letter of resignation is attached as Exhibit 99.1.

Item 8.01	Other Events.

      On November 30, 2006, DermWorx, Inc. ("DermWorx") wired to the Registrant $250,000 for rights to a certain product pursuant to a certain product development and manufacturing agreement between the Registrant and DermWorx. The Registrant currently owns approximately 19.9% of the issued and outstanding shares of DermWorx, however such percentage is subject to dilution as DermWorx issues additional securities. Pursuant to the agreement, DermWorx must pay the Registrant an additional $750,000 by February 15, 2007 to be credited against development of other products. If Dermworx fails to make such payment it will lose the rights to certain specified products.

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Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Resignation Letter of Rajiv Mathur of November 30, 2006 (Confidential Portion of Letter Deleted Pursuant to a Request for Confidential Treatment).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI, INC.

	By:	/s/ Frank Gerardi

Frank Gerardi Chairman & Chief Executive Officer

Date: December 6, 2006

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Exhibit Index

Exhibit Number	Description

99.1	Resignation Letter of Rajiv Mathur of November 30, 2006 (Confidential Portion of Letter Deleted Pursuant to a Request for Confidential Treatment)

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